UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 24, 2002

AutoFund Servicing, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

88-0465858

(IRS Employer Identification No.)

3030 Nacogdoches Rd, Suite 200, San Antonio, TX  78217

(Address of principal executive office)

 (210)979-0840

(Issuers telephone Number)

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TABLE OF CONTENTS

Item 2: Acquisition or Disposition of Assets	3
Signatures	3

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ITEM 2:  Acquisition or Disposition of Assets

At a special Board of Directors meeting held on September 25, 2002 Mr. James D. Haggard, Director, completed the closure of AutoFund Servicing, Inc., the Texas Corporation, which was no longer in operation.  AutoFund Servicing, Inc., the Nevada Corporation would agree to exchange 100% ownership of AutoFund Servicing, Inc., the Texas Corporation to Mr. James D. Haggard individually and in this agreement the Nevada Corporation would retain the $70,673.00 of the offering documents expenses.   As a result of this exchange the balance of Assets and all liabilities of AutoFund Servicing, Inc., the Nevada Corporation, would be removed.  The Board of Directors approved the above transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AutoFund Servicing, Inc.

By: /s/ James D. Haggard

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James D. Haggard

Chairman, Sole Director, President

and Secretary/Treasurer (Principal

Financial and Accounting Officer)

Date:  October 24, 2002